Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 26, 2025, relating to the financial statements and financial highlights of Amplify AI Powered Equity ETF, Amplify Alternative Harvest ETF, Amplify Bitcoin 2% Monthly Option Income ETF (formerly Amplify Bitcoin 24% Premium Income ETF), Amplify Bitcoin Max Income Covered Call ETF, Amplify BlackSwan Growth & Treasury Core ETF, Amplify BlackSwan ISWN ETF, Amplify Blockchain Technology ETF (formerly Amplify Transformational Data Sharing ETF), Amplify Bloomberg AI Value Chain ETF, Amplify TLT U.S. Treasury 12% Option Income ETF (formerly Amplify Bloomberg U.S. Treasury 12% Premium Income ETF), Amplify BlueStar Israel Technology ETF, Amplify Cash Flow Dividend Leaders ETF, Amplify COWS Covered Call ETF, Amplify CWP Enhanced Dividend Income ETF, Amplify CWP Growth & Income ETF, Amplify CWP International Enhanced Dividend Income ETF, Amplify Cybersecurity ETF, Amplify Digital Payments ETF, Amplify Etho Climate Leadership U.S. ETF, Amplify CEF High Income ETF (formerly Amplify High Income ETF), Amplify Junior Silver Miners ETF, Amplify Lithium & Battery Technology ETF, Amplify Online Retail ETF, Amplify Samsung SOFR ETF, Amplify Samsung U.S. Natural Gas Infrastructure ETF, Amplify Seymour Cannabis ETF, Amplify SILJ Covered Call ETF, Amplify Small-Mid Cap Equity ETF, Amplify Travel Tech ETF, Amplify Video Game Leaders ETF, and Amplify Weight Loss Drug & Treatment ETF, each a series of Amplify ETF Trust, which are included in Form N-CSR for the year/period ended September 30, 2025, and to the references to our firm under the headings “Fund Service Providers” and “Financial Highlights” in the Prospectuses and “Miscellaneous Information” and “Financial Statements” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Cleveland, Ohio

January 27, 2026